Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form S-3 of:

         o our report dated July 9, 1999 relating to the financial statements of Nature's Fresh Northwest, Inc., as of and for the year ended February 6, 1999 which appears in the Current Report on Form 8-K dated June 14, 1999, as amended on August 12, 1999 and August 16, 1999, and

         o our report dated January 29, 1999, except as to the pooling of interests with Henry's Marketplace, Inc., which is as of September 27, 1999, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K/A dated February 28, 2000 (which report supercedes our report which appears in the Annual Report on Form 10-K for the year ended January 2, 1999, and which supercedes our report which appears in the Current Report on Form 8-K dated September 27, 1999), and

         o our report dated January 29, 1999, except as to the pooling of interests with Sun Harvest Farms, Inc., which is as of December 15, 1999, and except as to the pooling of interests with Henry's Marketplace, Inc., which is as of September 27, 1999, relating to the supplemental combined financial statements, which appears in the Current Report on Form 8-K dated February 28, 2000.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Denver, Colorado
February 28, 2000

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